UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2010
MELA Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51481 (Commission File Number)	13-3986004 (IRS Employer Identification No.)

50 South Buckhout Street, Suite 1 Irvington, New York (Address of principal executive offices)	10533 (Zip Code)
Registrant’s telephone number, including area code (914) 591-3783
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
On November 19, 2010, a complaint was filed for a purported securities class action lawsuit naming as defendants MELA Sciences, Inc. (the “Company”) and certain of its officers and directors. The lawsuit asserts violations of the Securities Exchange Act of 1934 and alleges among other things that misstatements were made by the Company about its product, MelaFind. The complaint is allegedly filed on behalf of stockholders who purchased the Company’s common stock during the period from February 13, 2009 through November 16, 2010.
The Company believes that it has meritorious defenses and intends to vigorously defend against the lawsuit.
It is possible that additional lawsuits may be filed in the same or other courts making similar allegations as to the same and/or additional defendants. To the extent such similar actions are filed, the Company does not intend to file further Current Reports on Form 8-K describing the additional lawsuits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA Sciences, Inc.
Date: November 24, 2010	By:	/s/ Richard I. Steinhart
Chief Financial Officer
(Principal Financial Officer)